                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          INFORMATION RESOURCES, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                          INFORMATION RESOURCES, INC.
                            150 NORTH CLINTON STREET
                            CHICAGO, ILLINOIS 60661

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 19, 2000

To the Stockholders of
 INFORMATION RESOURCES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of INFORMATION RESOURCES, INC. (the "Company") will be held at the offices of the Company, 150 North Clinton Street, Chicago, Illinois 60661 on Friday, May 19, 2000, at 10:00 am Central Daylight Time, for the purpose of considering and acting upon the following matters:

          1. To elect three directors to the Board of Directors of the Company, each to serve for a term of three years;

          2. To consider and act upon a proposal to adopt an Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"); and

          3. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

     Stockholders of record as of the close of business on April 7, 2000 will be entitled to notice of and to vote at the Meeting. The transfer books will not be closed. For ten days prior to the Meeting, a list of stockholders entitled to vote at the Meeting with the address of and number of shares held by each will be kept on file at the offices of the Company at 150 North Clinton Street, Chicago, Illinois 60661 and will be subject to inspection by any stockholder at any time during the Company's usual business hours. The list will also be available for inspection by any stockholder during the Meeting. Stockholders who do not expect to attend in person are urged to execute and return the accompanying proxy in the envelope enclosed.

     The annual report of the Company for the year 1999 is being mailed to all stockholders of record and accompanies this Proxy Statement.
                                          By order of the Board of Directors,
                                          INFORMATION RESOURCES, INC.
                                          Monica M. Weed
                                          Secretary

Chicago, Illinois
April 19, 2000
                            ------------------------

                             YOUR VOTE IS IMPORTANT
                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
                            ------------------------

                                PROXY STATEMENT

                          INFORMATION RESOURCES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 19, 2000

                              GENERAL INFORMATION

     This Proxy Statement is being furnished to the stockholders of Information Resources, Inc., a Delaware corporation (the "Company"), 150 North Clinton Street, Chicago, Illinois 60661, in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of stockholders to be held on May 19, 2000, and any adjournments thereof (the "Meeting"). Stockholders of record as of the close of business on April 7, 2000 are entitled to notice of and to vote at the Meeting. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to stockholders is April 19, 2000.

     Stockholders are urged to sign, date and complete the accompanying form of proxy and return it as soon as possible in the envelope provided for that purpose. Returning a proxy card will not prevent a stockholder from attending the Meeting. If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated on such proxy. If no specification is made, the proxy will be voted by the persons designated on the proxy (i) for the election as directors of the nominees named below (or substitutes therefor if any nominees are unable or unwilling to serve), (ii) for the adoption of the Information Resources, Inc. Employee Stock Purchase Plan, and (iii) in the discretion of such persons, upon such matters not presently known or determined which may properly come before the Meeting. A stockholder who wishes to designate a person or persons to act as his or her proxy at the Meeting, other than the proxies designated by the Board of Directors, may strike out the names appearing on the enclosed form of proxy, insert the name of any other such person or persons, sign the form, and transmit it directly to such other designated person or persons for use at the Meeting.

     A stockholder who has given a proxy may revoke it at any time before it is voted by (i) submitting a subsequently dated proxy, (ii) written notification to the persons named therein as proxies, which may be mailed or delivered to the Secretary of the Company at the above address, or (iii) attendance at the Meeting and voting in person. Attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy. All shares represented by effective proxies will be voted at the Meeting and at any adjournments thereof.

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Meeting. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained. Under applicable Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the Meeting.

     Directors will be elected by the plurality vote of the holders of Common Stock entitled to vote at the Meeting and present in person or by proxy. Votes withheld and broker non-votes are not counted toward a nominee's total. The remaining proposals described herein require the vote of holders of a majority of the shares of Common Stock entitled to vote at the Meeting and present in person or by proxy. Under applicable Delaware law, abstentions will be deemed present and entitled to vote on a proposal and will, therefore, have the effect of a negative vote on a proposal. A broker non-vote on a proposal is not considered to be present and entitled to vote and thus will have no effect on the outcome of the vote for that proposal.

     The Company has one class of stock outstanding, Common Stock, $.0l par value per share ("Common Stock"). On April 7, 2000, 29,068,657 shares of Common Stock were outstanding and entitled to one vote each on all matters considered at the Meeting. There are no cumulative voting rights with respect to the election of directors.

                            OWNERSHIP OF SECURITIES

     The following table shows the total number of shares of Company Common Stock beneficially owned as of the dates designated below, and the percentage of Company Common Stock so owned as of that date, with respect to each person who is known to be the beneficial owner of more than 5% of the Company's Common
Stock:

                                                                AMOUNT AND
                                                                NATURE OF
                 NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP PERCENT OF CLASS (1)
                 ------------------------                  -------------------- --------------------
R. Eliot King and Associates Incorporated.................      2,620,159(2)            9.01
3000 Sand Hill Road
Building 2, Suite 245
Menlo Park, CA 92045
State of Wisconsin Investment Board.......................      2,494,000(3)            8.58
P.O. Box 7842
Madison, WI 53707
Merrill Lynch & Co., Inc..................................      2,095,503(4)            7.21
(on behalf of Merrill Lynch Asset Management Group)
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381
David L. Babson and Company Incorporated..................      1,696,300(5)            5.84
One Memorial Drive
Cambridge, MA 02142
Dimensional Fund Advisors Inc.............................      1,685,000(6)            5.80
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

     The following table shows the total number of shares of Company Common Stock beneficially owned as of April 7, 2000 and the percentage of Company Common Stock so owned as of that date with respect to (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table below (the "Named Executive Officers"), and (iii) all current directors and current executive officers as a group:

                                                               AMOUNT AND
                                                               NATURE OF
               NAME OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP(7)(8) PERCENT OF CLASS(1)
               ------------------------                -------------------------- -------------------
James G. Andress......................................            41,272                    *
Timothy Bowles........................................           120,000                    *
James R. Chambers.....................................           250,003                    *
William B. Connell....................................               358                    *
Joseph P. Durrett.....................................           510,176                 1.72
Edwin E. Epstein......................................            41,472                    *
Bruce A. Gescheider...................................             2,358                    *
Gary M. Hill..........................................             4,234                    *
Edward C. Kuehnle.....................................            51,269                    *
John D.C. Little, Ph.D................................           226,538                    *
Leonard M. Lodish, Ph.D...............................            71,606                    *
Edward E. Lucente.....................................            24,522                    *
Randall S. Smith......................................           300,286                 1.02
Jeffrey P. Stamen.....................................             8,987                    *
Raymond H. Van Wagener, Jr............................             1,358                    *
Monica M. Weed........................................            36,622                    *
Thomas W. Wilson, Jr..................................           132,456                    *
All current directors and current executive officers
  as a group (17 persons).............................         2,618,924                 8.26

---------------
* Less than 1%.

(1) Based on 29,068,657 shares outstanding on April 7, 2000.

(2) Number of shares is based upon information set forth in Schedule 13G filed with the SEC as of January 13, 2000, which indicates that such shares are beneficially held on behalf of numerous clients of this reporting person, a registered investment advisor. The report also discloses certain shares owned by the president of the reporting person.

(3) Number of shares is based upon information set forth in Schedule 13G filed with the SEC as of February 10, 2000, which indicates that this reporting person is a government agency that manages public pension funds.

(4) Number of shares is based upon information set forth in Schedule 13G filed with the SEC as of February 4, 2000, which indicates that such shares are beneficially held by Merrill Lynch Asset Management Group, an operating division of Merrill Lynch & Co., consisting of several indirectly owned asset management subsidiaries.

(5) Number of shares is based upon information set forth in Schedule 13G filed with the SEC as of February 10, 2000, which indicates that such shares are beneficially held on behalf of numerous clients of this reporting person, a registered investment advisor.

(6) Number of shares is based upon information set forth in Schedule 13G filed with the SEC as of February 4, 2000, which indicates that such shares are beneficially held on behalf of numerous clients of this reporting person, a registered investment advisor.

(7) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. The number of shares disclosed for the following individuals includes stock options which are exercisable within 60 days of April 7, 2000 in the following amounts: (i) James G. Andress -- 36,250 options; (ii) Timothy Bowles -- 70,000 options; (iii) James R. Chambers -- 250,000 options; (iv) Joseph P. Durrett -- 200,001 options; (v) Edwin E. Epstein -- 23,750 options; (vi) John D.C. Little, Ph.D. -- 46,516 options; (vii) Leonard M. Lodish, Ph.D. -- 65,050 options; (viii) Edward E. Lucente --

    17,500 options; (ix) Randall S. Smith -- 215,425 options; (x) Jeffrey P. Stamen -- 6,250 options; (xi) Monica M. Weed -- 16,397 options; (xii) Thomas
    W. Wilson, Jr. -- 120,625 options; and (xiii) all current directors and current officers as a group -- 611,089 options.

(8) Amounts include stock held for the benefit of the named individual in the Company's 401(k) Retirement Savings Plan as of April 7, 2000 in the following amounts: (i) Joseph P. Durrett -- 176 shares; (ii) Gary M. Hill - 234 shares; (iii) Edward C. Kuehnle - 164 shares; (iv) Randall S. Smith - 174 shares; (v) Monica M. Weed - 187 shares; and (vi) all current directors and current officers as a group - 948 shares. Also includes grants made pursuant to the Company's Nonqualified Defined Contribution Plan in the following amounts: (i) Timothy Bowles - 50,000 shares; (ii) Edward C. Kuehnle - 50,000 shares; (iii) Monica M. Weed - 20,000 shares; and (iv) all current directors and current officers as a group - 210,000 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16") sets forth certain filing requirements relating to securities ownership by directors, executive officers and ten percent stockholders of a publicly-held company. To the Company's knowledge, the Company's directors and executive officers satisfied all filing requirements except that the Company filed reports late on behalf of the following individuals: Timothy Bowles - 2 reports; Joseph P. Durrett - 1 report; Bruce A. Gescheider - 1 report; Gary M. Hill - 1 report; Sheri L. Huston - 1 report; Edward C. Kuehnle - 2 reports; Harry F. Kurz - 1 report; Raymond H. Van Wagener, Jr. - 1 report; Monica M. Weed - 1 report. In making the foregoing disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the
Section 16 reports that they have filed with the SEC.

                             ELECTION OF DIRECTORS

                 (PROPOSAL NUMBER 1 ON THE ENCLOSED PROXY CARD)

     The By-laws of the Company provide that the number of directors of the Company shall not be less than five nor more than fifteen and will be determined from time to time by resolution of the Board of Directors. The number of directors is currently set at twelve. The Certificate of Incorporation of the Company provides for a classified Board of Directors consisting of three classes (as nearly equal in number as possible) and that the directors will be elected to hold office for terms of three years or until their successors are elected and qualified. By resolution, all non-employee directors elected or appointed after May 20, 1999 shall be limited to a maximum number of four 3-year terms (a total of 12 years). Those directors identified below as nominees for election have been nominated for election to full three-year terms ending in 2003. Also listed below are the remaining directors of the Company whose terms expire as indicated below. If the listed nominees are elected at the Meeting, the Board of Directors will have one vacancy. The Board of Directors is continuing its search for a new director and this vacancy will be filled when the evaluation process is completed.

     It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of the listed nominees. Proxies will not be voted for a greater number of nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specification, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, as of the date of this Proxy Statement, officials of the Company know of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

NOMINEES FOR ELECTION:

                                                         POSITIONS WITH COMPANY, BUSINESS
                NAME                   AGE                EXPERIENCE AND OTHER POSITIONS
-------------------------------------  ---  -----------------------------------------------------------
Joseph P. Durrett....................  54   Chairman of the Board of Directors, Chief Executive Officer
                                            and President of the Company since April 30, 1999; Current member of the Executive and Nominating Committees;
                                            President and Chief Executive Officer of Broderbund
                                            Software Inc. from October 1996 to December 1998; Chief
                                            Operating Officer of Advo, Inc. from September 1992 to July
                                            1996.
Bruce A. Gescheider..................  53   Director since August 1999; Current member of the
                                            Nominating Committee; President and CEO of ACCO World
                                            Corporation since 1997; President and CEO of ACCO North
                                            America from 1991 to 1997.
John D.C. Little, Ph.D...............  72   Director since 1985; Current member of the Executive
                                            Committee; Institute Professor, Massachusetts Institute of
                                            Technology since 1967.
TERMS EXPIRING IN 2001:
William B. Connell...................  60   Director since August 1999; Current member of the
                                            Compensation Committee and the Executive Stock Option
                                            Subcommittee; Chairman of EDB Holdings, Inc. since 1994;
                                            Director of The Remington Products Company and The Baldwin
                                            Piano & Organ Company.
Leonard M. Lodish, Ph.D..............  56   Director since 1985; Samuel R. Harrell Professor of the
                                            Marketing Department at the Wharton School of Business,
                                            University of Pennsylvania, since 1968; Director of
                                            Franklin Electronic Publishers, Inc. and J&J Snack Foods
                                            Corp.
Raymond H. Van Wagener, Jr...........  48   Director since August 1999; Current member of the Audit
                                            Committee; Independent Consultant for Internet and consumer technology services from February 1999 to present; CEO of
                                            Infobeat, Inc. from January 1997 to January 1999; Vice
                                            President and General Manager of Procter & Gamble (Asia)
                                            from 1993 to 1998.

                                                         POSITIONS WITH COMPANY, BUSINESS
                NAME                   AGE                EXPERIENCE AND OTHER POSITIONS
-------------------------------------  ---  -----------------------------------------------------------
Thomas W. Wilson, Jr.................  68   Director since 1991; Chief Executive Officer of the Company from November 1998 to April 30, 1999; Chairman of the Board of Directors of the Company from April 1995 to April 30,
                                            1999; Current Chairman of the Executive Committee; Current
                                            member of the Nominating Committee; Senior Partner of
                                            McKinsey & Company, management consultants, from 1973 until
                                            1990 (retired); Director of Aerial Communications, Inc.
TERMS EXPIRING IN 2002:
James G. Andress.....................  61   Director since 1989; Current member of the Executive
                                            Committee and Audit Committee; Current Chairman of the
                                            Compensation Committee; President and Chief Operating
                                            Officer of the Company from March 1994 to September 1995;
                                            Chief Executive Officer from May 1990 to September 1995;
                                            Vice Chairman from July 1993 until March 1994; Chairman,
                                            Director and Chief Executive Officer of Warner-Chilcott PLC
                                            since November 1996; Director of The Liposome Company,
                                            Inc., Sepracor, Inc., Option Care, Inc., Xoma Corporation,
                                            and Allstate Corporation.
Edwin E. Epstein.....................  76   Director since 1987; Current member of the Executive
                                            Committee and Chairman of the Audit Committee; President of
                                            Retailing Insights, Inc., food industry consultants, since
                                            1971.
Edward E. Lucente....................  60   Director since 1991; Current member of the Compensation
                                            Committee; Current Chairman of the Executive Stock Option
                                            Subcommittee; President, Chief Executive Officer and
                                            Chairman of the Board of QMS, Inc. since January 1998;
                                            President and Chief Executive Officer of Liant Software
                                            Corp., from May 1995 to January 1998; Director of Saga
                                            Software, Inc.
Jeffrey P. Stamen....................  54   Director since 1994; President -- IRI Software from
                                            February 1991 to July 1995; Vice President of the Company
                                            from January 1986 to July 1995; Chief Executive Officer and
                                            Director of Syncra Systems, Inc. since September 1998;
                                            Senior Vice-President of the OLAP Division of Oracle
                                            Corporation from July 1995 to September 1998.

COMMITTEES OF THE BOARD OF DIRECTORS, MEETINGS AND COMPENSATION OF DIRECTORS

     During 1999, the Board of Directors met on five occasions. All members attended at least 75% of the Board of Directors' meetings and their respective Committee meetings. The Board of Directors maintains an Executive Committee, Audit Committee, Compensation Committee, Nominating Committee and Executive Stock Option Subcommittee of the Compensation Committee.

     The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between the meetings of the Board, except as provided by the by-laws or limited by the provisions of the Delaware General Corporation Law. The Executive Committee met during 1999 on one occasion.

     The Audit Committee recommends to the Board of Directors the appointment of the independent auditors for the following year and reviews the scope of the audit, the independent auditors report and the auditors' comments relative to the adequacy of the Company's system of internal controls and accounting policies. The Audit Committee met during 1999 on three occasions.

     The Compensation Committee is responsible for reviewing and approving salaries and other compensation for the Company's executive officers. The Committee also makes recommendations to the Executive Stock Option Subcommittee with respect to stock option grants to the Company's directors and executive officers pursuant to the Executive Stock Option Plan. The Compensation Committee met during 1999 on two occasions.

     The Nominating Committee is responsible for identifying potential candidates to serve on the Board of Directors, considering the appropriateness of nominations made by others and making recommendations to the Board of Directors regarding potential candidates. The Nominating Committee was created in April 1999 and met during 1999 on one occasion.

     The Executive Stock Option Subcommittee is a subcommittee of the Compensation Committee and is responsible for making determinations regarding the grant of stock options from time to time to the Company's directors and executive officers pursuant to the Executive Stock Option Plan. During 1999, the Executive Stock Option Committee approved all director and executive stock option grants throughout the course of the year. The Executive Stock Option Committee met during 1999 on two occasions. In August 1999, the Board voted to dissolve the Executive Stock Option Committee and determined that its duties shall be undertaken by a newly created Executive Stock Option Subcommittee until the 2000 Annual Board meeting.

     Directors of the Company who are also employees do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. Pursuant to the Company's Stock Plan for Independent Directors, non-employee Directors are issued shares of Common Stock in lieu of 75 percent of the cash retainer otherwise payable for his or her services on the Board. Pursuant to this plan, each non-employee Director who served for all of 1999 received 1,831 shares of Common Stock in 1999 and an annual retainer fee of $5,250. The three non-employee directors who joined the Board in August 1999 received 359 shares of Common Stock and an annual retainer fee of $1,312.50. Effective for all meetings after August 19, 1999, each non-employee director also receives a $1,000 cash attendance fee for each board meeting attended in person. Each non-employee Director who serves on a committee (excluding the Chairperson) receives an additional annual cash fee of $2,500. Chairpersons of such committees each receive an additional annual cash fee of $5,000. Effective for all meetings after August 19, 1999, each non-employee committee member also receives a $500 cash attendance fee for each committee meeting attended in person or telephonically. Total cash fees for committee membership, attendance fees and the cash portion of the annual retainer paid during 1999 to non-employee Directors were as follows: James G. Andress -- $18,000.00; William B. Connell -- $4,437.50; Edward E. Epstein -- $13,750.00;
Bruce A. Gescheider -- $3,937.50; John D. C. Little -- $10,000.00; Leonard M. Lodish -- $6,250.00; Edward E. Lucente -- $14,250.00; Jeffrey P. Stamen -- $6,250.00; Raymond H. Van Wagener, Jr. -- $3,937.50; and Thomas W. Wilson, Jr. -- $7,375.00.

     Each non-employee Director receives an annual grant of 2,500 stock options. During 1999, the Company granted options to purchase 2,500 shares of the Company's Common Stock to each of the non-employee Directors, with the exception of the three directors who joined the Board in August 1999. The exercise price of these options for all non-employee Directors except the members of the Executive Stock Option Subcommittee was $8.375, the market value of the Company's Common Stock on the date of grant. The exercise price of these options for the non-employee Directors who serve as members of the Executive Stock Option Subcommittee was $8.438, the market value of the Company's Common Stock on the date of grant specified by the terms of the Executive Stock Option Plan.

                             EXECUTIVE COMPENSATION

     The following information regarding compensation is given with respect to
(i) persons who served as Chief Executive Officer of the Company during 1999,
(ii) the four other highest paid executive officers of the Company who served as executive officers at year end, and (iii) two additional persons who served as executive officers during the course of 1999 (collectively, the "Named Executive Officers").

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and approving the annual salary, bonus and other compensation of the Company's executive officers. The Committee also makes recommendations to the Executive Stock Option Subcommittee with respect to stock option grants to the Company's executive officers. The Committee is composed entirely of outside directors.

     The goals of the Company's compensation programs are to align executive compensation with the Company's performance, and to attract, retain and reward executive officers who contribute to the Company's success within a highly competitive information and technology industry. The programs are intended to support the goal of increasing stockholder value by achieving specific financial and strategic objectives.

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on executive compensation in future years. Section 162(m) disallows a tax deduction by any publicly held corporation for individual compensation exceeding $1 million in any taxable year for a Named Executive Officer, unless compensation is performance based. The Committee has determined that, while Section 162(m) should be given consideration in compensating executive officers, the Committee's compensation philosophy should not be arbitrarily altered in order to limit or maintain executive compensation within the Section 162(m) deduction limit. The Committee has, however, determined that it will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to permit all amounts paid to the Named Executive Officers to be deductible by the Company.

  Compensation of Executive Officers Generally

     The Company's fundamental compensation philosophy is to relate the total compensation package for an executive officer directly to his or her contribution to the Company's performance objectives. Each executive's incentive, or "at risk," compensation is typically directly tied to the achievement of both Company and individual objectives, including both quantitative and qualitative objectives. The performance objectives of each executive officer differs depending upon individual roles and responsibilities within the management group and typically include performance objectives for both the Company and a business unit or function for which the executive officer has direct involvement. Certain elements of compensation for individual executive officers are also dictated by employment agreements that are in place.

     In 1999, the Committee emphasized financial, strategic and quality/service oriented objectives. It generally based its determination of executive performance upon the achievement of the following pre-established objectives:
(i) improvement of the Company's earnings per share; (ii) improvement of the Company's cash flow; and (iii) other quantitative and qualitative strategic objectives which included new business development, quality improvement initiatives and strategic sales, marketing and technical development projects.

     For the year ended December 31, 1999, the Company's consolidated revenues increased 7% compared to 1998. Revenues from the Company's U.S. services business were up 5% over 1998, while earnings from U.S. operations, before restructuring and other charges and expenses related to the Company's Defined Contribution Plan, declined by 19% from 1998 levels. International services revenues increased 13% versus the prior year and the International loss from operations, before a write-off of goodwill, was reduced by 38% versus 1998. Overall, consolidated operating results for the twelve months ended December 31, 1999 were below 1998 results. Net loss was ($18.4) million or ($.66) per diluted share compared to earnings of $3.8 million or $.13 per diluted share in 1998. The Company's consolidated cash used before financing activities was $7.5 million in 1999 and $1.2 million in 1998.

     The Company's executive compensation package consists of three principal components: (i) base salary; (ii) potential for an annual cash bonus; and (iii) the opportunity to earn stock option grants and/or allocations of stock under the Company's Nonqualified Defined Contribution Plan. The Company generally seeks to position its compensation package for each executive position at a level which, for outstanding performance, is at or somewhat above industry average. In addition, the Company strives to make as much of the total compensation mix as possible variable, based on performance.

     Salary. The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, the Committee considers the level and scope of responsibility, experience, Company and individual performance compared to the preceding year, contractual provisions in employment and other agreements, as well as competitive market data on salary levels. On May 1, 1999, two executive officers received salary increases based on their 1998 performance. The other four Company employees who were serving as executive officers at that time received no salary increases for their 1998 performance as a result of the Company's overall performance in 1998.

     In 1999, the Company adopted the Information Resources, Inc. Executive Deferred Compensation Plan to provide certain employees of the Company with an opportunity to accumulate additional financial security by deferring compensation amounts in excess of the amount which may be deferred under the Company's 401(k) Retirement Savings Plan. Participation in the Executive Deferred Compensation Plan is limited to executives of the Company at the Senior Vice-President level and above or any other executive of the Company approved by the committee charged with administering the plan. The Company adopted the plan to aid in attracting and retaining executives of exceptional ability. Four executive officers of the Company participated in the Executive Deferred Compensation Plan in 1999.

     Cash Bonuses. During fiscal year 1999, each executive officer of the Company was eligible for a target annual incentive bonus calculated by the Committee as a percentage of the officer's base salary. Target bonus is defined as the payment earned if an officer achieves 100% of his/her objectives including Company and business unit financial objectives. The Company's bonus plan allows for the payment of adjusted (i.e. lower or higher) amounts based on the comparison of results against objectives. For 1999, bonus targets ranged from 28% to 60% of an executive officer's salary. As stated above, in determining the cash bonuses, the Committee considered company performance as well as other qualitative objectives. A specified portion of this target bonus (generally as high as 70%) is based on the achievement of company-wide financial objectives. The balance is based on individual objectives, which may be either quantitative or qualitative. Individual objectives primarily focused upon progress made toward generating new revenue, creating and implementing productivity and cost cutting initiatives and implementing quality enhancement measures. In 2000, five executive officers received cash bonuses for services rendered in 1999. The bonus amounts awarded to the Company's executive officers ranged from 95% to 110% of their targeted bonus potential, or 30% to 56% of salary.

     Option Grants. The Committee is responsible for recommending to the Executive Stock Option Subcommittee the individuals to whom grants should be made, the timing of the grants, the exercise price per share and the number of shares subject to each option. The Executive Stock Option Subcommittee has final approval of option grants made to executive officers. Stock options granted to executive officers generally vest over a four-year period and are typically granted with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. The ultimate value of stock options is directly tied to change in the value of a share of Common Stock. The Committee also considers the amount and terms of options already held by a particular officer, the amount and terms of options granted to that officer's peers, the role of each executive in accomplishing the Company's performance objectives and the highly competitive nature of the Company's industry.

     Stock Allocations Pursuant to Nonqualified Defined Contribution
Plan. During the fourth quarter of 1999, the Company adopted the Information Resources, Inc. Nonqualified Defined Contribution Plan (the "Defined Contribution Plan") in order to better align the interests of employees of the Company and its affiliates with the interests of the Company's stockholders. The Defined Contribution Plan, which became effective as of December 3, 1999, is intended to create an incentive for participants to work for the success of the Company by providing them with an opportunity to share in the Company's success through equity ownership. The Defined Contribution Plan is not intended either to be qualified under Section 401(a) of the Internal Revenue Code or subject to the Employee Retirement Income Security Act. Under the terms of the Defined Contribution Plan, the Company irrevocably contributes shares of the Company's Common Stock to a Nonqualified Defined Contribution Trust (the "Trust"). The Committee administering the Defined Contribution Plan then designates the number of shares of Common Stock to be allocated to a participant's stock account. Each participant may instruct the Trustee as to the manner in which the Trustee's voting rights are to be exercised with respect to any matter which involves the voting of the stock allocated to the participant's stock account. Within ninety
(90) days after full vesting of such shares, the Trustee distributes to each participant stock certificates for the shares of Common Stock allocated to the participant's stock account. Generally, a participant's interest in shares of Common Stock allocated to his or her stock account becomes fully vested within four years after such shares are allocated to the stock account, if the participant has remained in the employ of the Company or one of its affiliates. The rights granted under the Defined

Contribution Plan are nontransferable, other than by will or by the laws of descent and distribution. The Common Stock in the Trust is not subject to the claims of the Company's creditors. All employees of the Company, including its affiliates, are eligible to be participants in the Defined Contribution Plan, which is intended to be ongoing. The Company initially funded the Defined Contribution Plan with 877,000 shares of Company Common Stock. The initial grants under the Defined Contribution Plan were made in December 1999 to certain key senior managers, excluding the CEO, to reward them for past service and to provide them with the opportunity to share in the success of the Company over the forthcoming four year vesting period.

     The Committee believes that stock based incentives for executive officers are an important feature of the Company's executive compensation package. The Committee believes that stock based incentives directly motivate an executive to maximize long-term stockholder value and provide the executive officer with the opportunity to share in the appreciation of the value of the stock of the Company. During 1999, the Company awarded stock options to four executive officers and allocated shares under the Nonqualified Defined Contribution Plan to the Common Stock accounts of four executive officers.

     Compensation of the Chief Executive Officers. The office of Chief Executive was served by Mr. Thomas W. Wilson on an interim basis until April 30, 1999, when Mr. Joseph P. Durrett was appointed as Chief Executive Officer, President and Chairman of the Board of the Company. During 1999, the Company compensated Mr. Wilson and Mr. Durrett utilizing the same philosophy and general criteria used for other executive officers as described above. Mr. Wilson's principal performance objective was to assist the Company in transitional matters until the appointment of Mr. Durrett. Mr. Durrett's principal quantitative performance objectives included specific earnings per share and cash flow targets (50% weight) and other strategic objectives including developing a new three-year strategic plan, implementing a major productivity initiative, and progress against the Company's "Big Five" corporate objectives.

     During 1999, Mr. Wilson received $142,749 of salary until his resignation as Chief Executive Officer and Chairman of the Board on April 30, 1999. The committee awarded Mr. Wilson no cash bonus or merit increase for 1999 but granted him 20,000 stock options for his service to the Company during this period. During 1999, Mr. Durrett received $352,695 of salary and a $201,400 cash bonus based on his achievement of Company financial objectives and Mr. Durrett's personal objectives in 1999. Mr. Durrett was also granted 250,000 stock options on April 30, 1999 at an exercise price of $7.75 which represented the fair market value of the Company's Common Stock on that date, and 350,000 stock options on May 20, 1999 at an exercise price of $8.375 which represented the fair market value on that date. In addition, Mr. Durrett was issued 310,000 shares of stock of the Company, which are subject to certain restrictions as to vesting. Each of the option and stock grants was made pursuant to the terms of Mr. Durrett's employment agreement, entered into at the time of his appointment.

     The foregoing report has been approved by the current members of the Committee.

                                          The Compensation Committee

                                          James G. Andress, Chairman
                                          Edward E. Lucente*
                                          William B. Connell*
---------------
* Also members of the Executive Stock Option Subcommittee.

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation to the Named Executive Officers for services rendered to the Company for the Company's last three fiscal years:

                                                                          LONG TERM
                                                                     COMPENSATION AWARDS
                                                 ANNUAL           -------------------------
                                              COMPENSATION        RESTRICTED    SECURITIES
                                           -------------------      STOCK       UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS       AWARD(S)    OPTIONS/SARS   COMPENSATION(1)
   ---------------------------      ----    ------     -----      ----------   ------------   ---------------
Joseph P. Durrett (2).............  1999   $352,695   $201,400    $2,402,500(3)   600,000         $ 4,500
  Chief Executive Officer,
  President and Chairman of the
  Board
Thomas W. Wilson, Jr. (2).........  1999    142,749          0                    20,000                0
  Chief Executive Officer and       1998    283,514          0                         0                0
  Chairman of the Board             1997    275,000     78,400                         0                0
James R. Chambers(4)..............  1999    334,737          0                         0                0
  Group President                   1998    319,439     80,000(5)                125,000(6)             0
  U.S. Commercial Business          1997     54,519     40,000                   125,000(7)             0
Gary M. Hill (8)..................  1999    311,850    103,757                         0(9)         4,500
  Executive Vice President and      1998    294,855     31,128                         0            4,403
  Chief Financial Officer           1997    281,854     85,200                         0            3,709
Randall S. Smith (10).............  1999    300,173     73,000                    32,606(11)       47,913(12)
  Group President, International    1998    310,125     37,685                         0            4,403
  Services and Corporate            1997    288,493     89,600                         0            5,709
  Development
Edward C. Kuehnle(13).............  1999    284,693     94,443                    40,000          470,150(14)
  Group President, North
  American Services
Timothy Bowles(15)................  1999    272,111    103,422                    20,000          511,203(16)
  Group President, International
  Services
Monica M. Weed (17)...............  1999    169,367     50,425                         0          190,760(18)
  General Counsel, Secretary        1998    150,178     11,317                    13,000            4,403
  and Executive Vice President

---------------
(1) Except as otherwise noted, represents contributions made by the Company to the Information Resources, Inc. 401 (k) Retirement Savings Plan.

(2) Mr. Durrett joined the Company as Chief Executive Officer, President and Chairman of the Board on April 30, 1999. Mr. Wilson served as Chief Executive Officer and Chairman of the Board until that date.

(3) Mr. Durrett was awarded 310,000 shares of Company stock which are subject to certain restrictions outlined in a Restricted Stock Agreement between Mr. Durrett and the Company. The value of such shares is based upon the fair market value of the Company's stock on April 30, 1999, the date of grant.

(4) Mr. Chambers joined the Company's executive management team during the fourth quarter of fiscal year 1997 and resigned from the Company effective January 10, 2000.

(5) Minimum of $80,000 bonus guaranteed as part of employment contract.

(6) Options granted August 28, 1998 pursuant to an amendment to employment contract.

(7) Options granted November 10, 1997 as an inducement to join the Company's executive management team.

(8) Mr. Hill resigned from the Company in February 2000. In 1999, 20,000 shares of Company stock were allocated to Mr. Hill's account pursuant to the Company's Nonqualified Defined Contribution Plan. These shares were forfeited upon Mr. Hill's resignation from the Company.

(9) Upon Mr. Hill's resignation from the Company, all stock options held by him were surrendered.

(10) Mr. Smith was reassigned to a position not part of the executive management team in June 1999 and resigned from the Company in November 1999.

(11) In December 1999, Mr. Smith entered into three Stock Appreciation Rights Agreements with the Company pursuant to which he received appreciation rights in exchange for surrendering options of equal value to the Company.

(12) Includes $4,500 for 401(k) match and $43,413 in severance pay.

(13) Mr. Kuehnle joined the Company's executive management team in November
     1999.

(14) In 1999, 50,000 shares of Company stock were allocated to a stock account maintained for the benefit of Mr. Kuehnle pursuant to the Company's Nonqualified Defined Contribution Plan. The value of such shares, $465,650, is based upon the fair market value of the Company's stock on December 6, 1999, the date of grant.

(15) Mr. Bowles joined the Company's executive management team in June 1999.

(16) In 1999, 50,000 shares of Company stock were allocated to a stock account maintained for the benefit of Mr. Bowles pursuant to the Company's Nonqualified Defined Contribution Plan. The value of such shares, 465,650, is based upon the fair market value of the Company's stock on December 6, 1999, the date of grant. Mr. Bowles also received perquisites valued at $45,553 in 1999, consisting of contributions to a pension fund on behalf of Mr. Bowles ($27,208) and a company car and reimbursement of related car expenses ($18,345).

(17) Ms. Weed joined the Company's executive management team in November 1998.

(18) In 1999, 20,000 shares of Company stock were allocated to a stock account maintained on behalf of Ms. Weed pursuant to the Company's Nonqualified Defined Contribution Plan. The value of such shares, 186,260, is based upon the fair market value of the Company's stock on December 6, 1999, the date of grant.

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding stock options and stock appreciation rights (SARs) granted in 1999 for each of the Named Executive Officers:

                                INDIVIDUAL GRANTS
                         -------------------------------                             POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF     PERCENT OF TOTAL                                ASSUMED ANNUAL RATES OF
                          SECURITIES      OPTIONS/SARS                               STOCK PRICE APPRECIATION FOR
                          UNDERLYING       GRANTED TO                                       OPTION TERM(3)
                         OPTIONS/SARS     EMPLOYEES IN     EXERCISE    EXPIRATION    -----------------------------
         NAME             GRANTED(1)      FISCAL YEAR      PRICE(2)       DATE            5%              10%
         ----            ------------   ----------------   --------   ------------   -------------   -------------
Joseph P. Durrett......    250,000           17.82         $  7.75    04/30/2009      $1,218,483      $3,087,876
                           350,000           24.95            8.38    05/20/2009       1,843,447       4,671,657
Thomas W. Wilson.......     20,000            1.43            8.94    03/29/2009          61,502         203,817
Timothy Bowles.........     20,000            1.43            8.56    06/10/2009         107,704         272,944
Edward C. Kuehnle......     20,000            1.43           10.25    11/04/2009         128,923         326,717
                            20,000            1.43            8.56    06/10/2009         107,704         272,944
Randall S. Smith (4)...      3,759            0.27           28.75    02/17/2003               0               0
                            17,707            0.79           27.50    04/21/2003               0               0
                            11,140            1.26           23.50    03/06/2002               0               0

---------------

(1) Unless indicated otherwise, represents stock options.

(2) Represents the fair market value of the Company's Common Stock on the date of grant.

(3) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the price of the Company's Common Stock.

(4) All amounts shown represent SARs.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

     The following table sets forth certain information regarding stock options and SARs exercised during 1999 for each of the Named Executive Officers.

                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                              OPTIONS/SARS AT            OPTIONS/SARS AT FISCAL
                                SHARES                        FISCAL YEAR-END                  YEAR-END(1)
                              ACQUIRED ON    VALUE     -----------------------------   ---------------------------
            NAME               EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   --------   -------------   -------------   -----------   -------------
Joseph P. Durrett...........         0      $     0             0         600,000       $      0       $681,250
Thomas W. Wilson, Jr........         0            0       120,000          12,500          3,120          5,307
James R. Chambers...........         0            0       208,333          41,667              0              0
Edward C. Kuehnle...........         0            0             0         100,000              0        152,340
Randall S. Smith............         0            0       207,925           7,500         64,534              0
Timothy Bowles..............         0            0        67,500          22,500              0         13,740
Gary M. Hill................         0            0       166,625           6,875              0              0
Monica M. Weed..............         0            0        15,647           9,750          5,775         17,325

---------------
(1) The value of "in-the-money options" represents the difference between the exercise price of such option and the stock price, which was $9.25 per share at the close of business on December 31, 1999.

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Common Stock over the past five fiscal years with the cumulative total return of (i) the Standard & Poors 500 Composite Index, and (ii) The Paine Webber LLC Marketing Services Index.

                                                  INFORMATION RESOURCES            PAINEWEBBER                  S & P 500
                                                  ---------------------            -----------                  ---------
Dec-94                                                   100.00                      100.00                      100.00
Dec-95                                                    90.00                      146.74                      137.59
Dec-96                                                   101.82                      235.13                      169.48
Dec-97                                                    97.27                      208.68                      226.14
Dec-98                                                    74.09                      254.04                      291.80
Dec-99                                                    67.27                      287.43                      353.74

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with three of its Named Executive Officers, Joseph P. Durrett, Chief Executive Officer and President, Edward C. Kuehnle, Group President, North American Services, and Timothy Bowles, Group President, International Services.

     Mr. Durrett's agreement provides for: (i) a minimum base salary of $525,000 per year; (ii) bonus or other incentive compensation as provided under any present or future incentive compensation plan of the Company as applied to other similarly situated executives of the Company; and (iii) three equal annual supplemental bonuses of $44,000 each payable in 2000, 2001 and 2002 as long as Mr. Durrett is employed by the Company on the date of payout; (iv) a supplemental executive retirement plan ("SERP") benefit in the amount of $1,614,000 payable on an annual basis over 18 years, provided Mr. Durrett meets the vesting requirements of the SERP; (v) stock option grants as follows:
250,000 stock options at fair market value on April 30, 1999; 350,000 stock options on May 20, 1999 at an exercise price equal to $8.375; and 300,000 stock options on or before May 20, 2000 at an exercise price equal to $12.00 per share as long as Mr. Durrett is employed by the Company on the date of grant; (vi) 310,000 shares of Common Stock of the Company, subject to certain restrictions as to vesting; and (vii) the right to participate in all benefit plans generally applicable to senior officers of the Company. Mr. Durrett's agreement may be terminated: (a) by either party without Cause or Good Reason (as such terms are defined in the agreement) by giving no less than 90 days and no more than 120 days prior written notice; (b) by Mr. Durrett for Good Reason upon no less than 30 days and no more than 60 days prior written notice; (c) by the Company after a Change in Control (as defined in the agreement); (d) by the Company in the event of Cause without any prior notice; and (e) by either party in the event Mr. Durrett suffers a Disability (as defined in the agreement). The agreement shall automatically terminate upon the death of Mr. Durrett. Mr. Durrett's agreement also contains restrictive covenants for the benefit of the Company for a period of three years following termination.

     If Mr. Durrett's agreement is terminated by the Company without Cause, Mr. Durrett shall be entitled to receive his base salary for a period of three years following the termination date, a pro rated bonus to the extent Mr. Durrett would have received his target bonus had he continued in the employ of the Company through the end of the fiscal year in which he is terminated, and the right to continue to participate, during the three year period following termination, in those employee benefit plans in which Mr. Durrett was participating immediately prior to his termination. If Mr. Durrett terminates his agreement for Good Reason, he shall be entitled to receive, for each of the next three years following his termination, his base salary, that portion of his target bonus that is related to the Company's component goals to the extent such goals are satisfied during the three year period following his termination, and the right to continue to participate in those employee benefit plans in which Mr. Durrett was participating immediately prior to his termination. In the event Mr. Durrett's employment is terminated within six months after a Change of Control, other than for Cause, Mr. Durrett shall be entitled to receive, for each of the next three years following his termination, his base salary, his target bonus amount, and the right to continue to participate in those employee benefit plans in which Mr. Durrett was participating immediately prior to his termination. If the Company terminates Mr. Durrett's employment for Cause, the Company shall have no further liability to Mr. Durrett except for accrued salary and other compensation owed to Mr. Durrett at the time of termination. In the event Mr. Durrett's employment is terminated as a result of his Disability, Mr. Durrett shall be entitled to receive, for each of the next three years following his termination, his base salary less any disability benefits and Social Security payments received by him during such period. If Mr. Durrett's employment ends due to Mr. Durrett's death, the Company shall continue to pay his base salary to Mr. Durrett's spouse or to his estate if there is no living spouse for a period of 12 months commencing on the first day of the month following his death. Regardless of the reason for termination of his employment, Mr. Durrett shall be entitled to receive the SERP amount if he has met all SERP requirements at the time of termination.

     If a Change of Control occurs before the second anniversary of Mr. Durrett's employment, any options held by Mr. Durrett will continue to vest and become exercisable in accordance with their original vesting schedule, regardless of whether or not Mr. Durrett continues to be employed by the Company, unless he is terminated for Cause. If a Change of Control occurs after the second anniversary of Mr. Durrett's employment and Mr. Durrett's employment terminates within six months after the Change in Control, for any reason other than Cause, all vested and unvested options held by Mr. Durrett shall immediately vest and remain exercisable for a period of two years after termination of his employment. In the event Mr. Durrett's employment is terminated due to his death or Disability, all unvested options will immediately vest and be exercisable by Mr. Durrett or his estate for 24 months after his death or termination of employment. If Mr. Durrett terminates his employment for Good Reason, all stock options then held by him shall continue to vest and remain exercisable in accordance with their original vesting schedule. If the Company terminates Mr. Durrett's employment without Cause, all vested options held by Mr. Durrett on the date of termination will remain exercisable for a period of 24 months after such termination. If the Company terminates Mr. Durrett's employment for Cause, all vested options shall remain exercisable for 30 days after such termination.

     Mr. Kuehnle's agreement provides for: (i) a minimum base salary of $265,000 per year, (ii) participation in the Company's bonus plan; (iii) a $40,000 sign-on bonus; (iv) 60,000 options granted on Mr. Kuehnle's start date with the Company; and (v) the right to participate in all benefit plans applicable to senior officers of the Company. In the event of a change of control (as defined in the agreement) before the second anniversary of Mr. Kuehnle's employment and Mr. Kuehnle's employment with Company terminates, for any reason other than cause, within one year after the change of control, Mr. Kuehnle's options will continue to vest and become exercisable in accordance with their original vesting schedule. In the event of a change of control after the second anniversary of Mr. Kuehnle's employment and Mr. Kuehnle's employment with Company terminates, for any reason other than cause, within one year after the change of control, then all unvested options held by Mr. Kuehnle will immediately vest and become exercisable. In the event Mr. Kuehnle's employment is terminated (including a reduction in responsibility) for any reason other than for cause, Mr. Kuehnle's death or voluntary resignation (except in the case of voluntary resignation within one year following a change in control), Mr. Kuehnle is entitled to continue to receive all benefits, including base salary then in effect, for a period of twelve months after such termination. In addition, any options that would otherwise vest in the succeeding 18-month period following termination of Mr. Kuehnle's employment will vest immediately unless otherwise vested pursuant to the change in control provision above.

     Mr. Bowles' agreement provides for: (i) a minimum base salary of L154,650 (British Pounds) per year, (ii) participation in the Company's bonus plan; (iii) an annual pension contribution equal to 10% of Mr. Bowles' base salary; and (iv) the right to participate in all benefit plans applicable to senior officers of the Company. Mr. Bowles' agreement may be terminated: (a) by either party without Cause or Good Reason (as such terms are defined in the agreement) by giving no less than 12 months written notice if the Company is the terminating party and no less than 6 months notice if Mr. Bowles is the terminating party;
(b) by Mr. Bowles for Good Reason upon no less than 30 days and no more than 60 days prior written notice; (c) by the Company in the event of Cause (as defined in the agreement) without any prior notice; and (d) by either party prior to May 1, 2001 as a result of the Company's decision to significantly reduce its operations in Europe (as more fully defined in the agreement). The agreement shall automatically terminate upon the death of Mr. Bowles and all unvested options held by Mr. Bowles shall immediately vest and be exercisable by his estate for a period of 13 months from the date of death. The Company shall also continue to pay Mr. Bowles' base salary to his spouse or his estate if there is no living spouse for a period of 6 months commencing on the first day of the month following his death.

     If Mr. Bowles' agreement is terminated without Cause, all unvested options held by Mr. Bowles shall immediately vest as of the date of termination and shall be exercisable by Mr. Bowles or his estate for a period of 13 months following termination. If Mr. Bowles terminates his agreement for Good Reason, Mr. Bowles is entitled to receive: (i) his base salary for a period of 12 months following the termination date; (ii) the right to continue to participate, during the 12-month period following termination, in those employee benefit plans in which Mr. Bowles was participating immediately prior to his termination; and (iii) all unvested options shall continue to vest during this 12-month period. If the Company terminates Mr. Bowles' employment for Cause, the Company shall have no further liability to Mr. Bowles except for accrued salary and other compensation owed to Mr. Bowles at the time of termination. If Mr. Bowles' agreement is terminated prior to May 1, 2001 as a result of the Company's decision to significantly reduce its operations in Europe, Mr. Bowles will be entitled to continue to receive his base salary and continue to participate in those employee benefit plans in which Mr. Bowles was participating immediately prior to his termination from the date of such termination through May 1, 2001 or for a period of 12 months, whichever is greater. Mr. Bowles' stock options will also continue to vest during this period. If Mr. Bowles terminates the agreement under the preceding provision, he must give the Company no less than 90 days and no more than 120 days prior written notice and such notice must be received within 30 days after the Company notifies Mr. Bowles in writing of its decision to significantly reduce its operations in Europe. In the event of a Change of Control (as defined in the agreement), Mr. Bowles or his estate if Mr. Bowles is not then living, shall be entitled to immediately exercise in full any unexercised options then held by him. All stock options in which Mr. Bowles is vested at the time of termination of his employment under any circumstances shall be exercisable by Mr. Bowles or his estate for a period of 13 months following the termination of his employment. Mr. Bowles' agreement also contains restrictive covenants for the benefit of the Company for a period of two years following termination.

                              CERTAIN TRANSACTIONS

     The Company has entered into consulting agreement with Leonard M. Lodish, Ph.D., a director of the Company. Pursuant to the agreement with Dr. Lodish, Dr. Lodish was paid $81,666.57 in 1999.

                 PROPOSAL TO ADOPT EMPLOYEE STOCK PURCHASE PLAN

                 (Proposal Number 2 on the Enclosed Proxy Card)

     The Board of Directors has approved for submission to the Company's stockholders a proposal for the adoption of the Information Resources, Inc. 2000 Employee Stock Purchase Plan (the "Plan"). If approved by the stockholders, the Plan provides eligible employees (defined below) with an opportunity to purchase the Company's Common Stock at a discount through payroll deductions. The Plan is intended to assist eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), thereby helping eligible employees provide for their future security and encouraging them to remain in the employment of the Company and participating subsidiaries. The Board believes the Plan will advance the interests of the Company and its stockholders by increasing the proprietary interests of employees in the Company's long-term success and more closely aligning the interests of employees with the Company's stockholders. The substance and effect of certain provisions of the Plan are described below. The following discussion is qualified in its entirety by reference to the text of the proposed Plan.

     Shares Reserved for the Plan. The aggregate number of shares of Common Stock which may be purchased or issued under the Plan shall not exceed 1,000,000, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding shares of Common Stock. Any such adjustment will be made by the Board. Shares of Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     Eligible Employees. Employees of the Company (or a subsidiary designated by the Company, which then elects to participate) are eligible if they meet certain conditions. To be eligible, the employee's customary employment must be for 20 hours or more per week and for more than five months' duration per calendar year. Approximately 3,000 Company employees will be eligible to participate as of August 1, 2000, the expected start date of the Plan.

     Material Features of the Plan. The Company may offer Common Stock for purchase on the first trading day on or after January 1 and July 1 of each year the Plan is in effect or on such other date as the Committee (as defined below) shall designate. Each accumulation period shall last for six months and will begin each January 1 and each July 1 and end, respectively, on the last trading day on or before each June 30 and December 31. Notwithstanding the foregoing, the first accumulation period will begin on August 1, 2000 and end on December 31, 2000. Each offering period will consist of one six-month accumulation period and two purchase dates. The price at which Common Stock is sold to participating employees under the Plan is the lesser of (a) 85% of the fair market value of Common Stock on the last trading day in the relevant accumulation period (the exercise date), or (b) 85% of the fair market value of Common Stock on the first trading day in the relevant accumulation period (the enrollment date). Dates of exercise shall be the last trading day of each six-month accumulation period, using accumulated payroll deductions. Payment for Common Stock purchased under the Plan will be made by authorized payroll deductions from a participating employee's eligible compensation. Eligible employees who elect to participate in the Plan will designate a dollar amount, in five dollar increments, of eligible compensation, to be credited to a periodic deposit account. On each date of exercise, the entire periodic deposit account of each participant in the Plan will be used to purchase whole shares of Common Stock. The Company shall cause a stock brokerage account to be maintained for each participant to reflect the shares of Common Stock purchased under the Plan by each participant. No employee is permitted to purchase shares under the Plan if such employee owns five percent or more of the total combined voting power or value of all classes of shares of Common Stock of the Company or any of its future designated subsidiaries (including shares which may be purchased under the Plan or pursuant to any other stock option plan). In addition, no employee is entitled to purchase more than $25,000 worth of shares (based upon the fair market value of the shares at the time the option is granted) in any calendar year. All funds received by the Company from the sale of Common Stock under the Plan may be used for any corporate purpose. A participant may not sell, convey, dispose, encumber or otherwise transfer shares he or she has purchased under the Plan for the period beginning on the exercise date on which shares of Common Stock were acquired and ending on the earlier of (i) the date occurring six months after the exercise date or (ii) the date of the participant's disability, death, or retirement.

     Employees become participants under the Plan by delivering to the Company an enrollment form authorizing payroll deductions within the specified period of time prior to the commencement of each accumulation period. By executing an enrollment form to participate in the Plan, the employee is permitted to have shares placed under option to him or her. At the beginning of an accumulation period, each participant is granted an option to purchase up to a number of shares of Company Common Stock determined by dividing the participant's payroll deductions accumulated during the accumulation period by the purchase price. Unless the participant's participation is discontinued, his or her option for the purchase of shares will be exercised automatically at the end of each six-month accumulation period. To the extent a participant's payroll deductions exceed the amount required to purchase the shares subject to option, the excess amount will be returned to the participant. A participant may terminate his or her enrollment in a given accumulation period by withdrawing all, but not less than all, of the accumulation payroll deductions credited to such participant's account at any time prior to the end of the accumulation period by giving written notice to the Company. The withdrawal of accumulated payroll deductions automatically terminates the participant's enrollment in that accumulation period. As soon as practicable after such withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Plan.

     Termination of a participant's employment for any reason, including retirement or death or the failure to remain in the continuous employ of the Company for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant, or in the case of death, to the participant's designated beneficiary or, if none, to the participant's estate, without interest. No rights or accumulated payroll deductions of a participant under the Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Plan.

     New Plan Benefits. It is not possible to determine how many eligible employees will participate in the Plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of Common Stock that will be distributed under the Plan. Because participation in the Plan is optional, it is not possible to determine the benefits or amounts that would have been received under the Plan during 1999 by Named Executives, any other officers of the Company or any Director who is also a salaried employee of the Company or any of its subsidiaries. Outside Directors are not eligible to participate under the Plan.

     Federal Income Tax Consequences. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in an offering under the Plan will not recognize taxable income when the purchase right is granted at the beginning of the accumulation period or when the shares are purchased at the end of each accumulation period. Generally, participants in the Plan will recognize income in the year in which a disposition of the purchased shares is made. The term "disposition" generally includes any transfer of legal title, whether by sale, exchange or gift. It does not include a transfer to a spouse, a transfer into joint ownership if the participant remains one of the joint owners, or a transfer into a brokerage account.

     Federal income tax liability depends on whether the disposition is a "qualifying" or "disqualifying" disposition of the purchased shares. A qualifying disposition will occur if the sale or other disposition of those shares is made after the shares have been held for (a) more than two years after the offering date (the first day of the accumulation period during which the shares are purchased), and (b) more than one year after the enrollment date. A disqualifying disposition is any sale or disposition which is made before either of the two holding periods described above are satisfied.

     If a participant makes a qualifying disposition, he or she will recognize ordinary income in the year of the qualifying disposition equal to the lesser of
(a) the amount by which the fair market value of such shares of Common Stock at the time of the qualifying disposition exceeds the purchase price paid for those shares, or (b) 15% of the fair market value of such shares of Common Stock on the start date of the accumulation period during which those shares were purchased. The Company is not entitled to an income tax deduction with respect to such disposition. Any additional gain recognized upon the qualifying disposition will be characterized as long-term capital gain. In general, the maximum long-term capital gain rate is 20% (10% if you are in a 15% income tax bracket) with respect to the sale of long-term capital assets. Common Stock held for more than twelve months will be subject to long-term capital gains rates. Common Stock held for less than twelve months will be subject to short-term capital gain rates. Short-term capital gains generally are taxed at the same rate as ordinary income. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price paid for the shares, there will be no ordinary income, and any loss recognized will generally be a capital loss.

     If a participant makes a disqualifying disposition, he or she will recognize ordinary income in the year of the disqualifying disposition equal to the excess of (a) the fair market value of the shares on the purchase date over
(b) the purchase price paid for the shares. The Company (or the subsidiary by which the employee is employed) is entitled to a tax deduction from income equal in amount to this excess for the taxable year in which such disposition occurs. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the shares are held more than twelve months and short-term if the shares are held for less than twelve months.

     The Company reports on the participant's W-2 wage statement for the year of a disqualifying disposition the amount of ordinary income recognized. The Company collects from a participant's wages or through separate payment any applicable withholding taxes which arise in connection with a disqualifying disposition. A participant who is a non-resident of the United States for U.S. tax purposes will generally not be subject to the U.S. federal income tax rules described above with respect to the shares of Common Stock purchased under the Plan.

     If a participant dies before disposing of the shares, the personal representative of the participant's estate must report as ordinary income in the year of death the lesser of (a) the amount by which the fair market value of the shares on the date of death exceeds the purchase price paid for such shares, or
(b) 15% of the fair market value of the shares on the start date of the accumulation period during which those shares were purchased.

     Plan Administration and Termination. The Board, or a committee of members of the Board appointed and designated by the Board, shall administer the Plan on behalf of the Company. The Board or its designated committee may delegate any or all of the administrative functions under the Plan to such individual, subcommittees, or entities as it considers appropriate. The Board or its designated committee may adopt rules and procedures not inconsistent with the provisions of the Plan for its administration. The Board's or its designated committee's interpretation and construction of the Plan is final and conclusive. The Board of Directors may amend, suspend or terminate the Plan at any time and without notice. Except as to anti-dilution adjustments, any increase in the number of shares to be issued under the Plan shall be subject to approval by a vote of the Company's stockholders. In addition, any other amendment of the Plan is subject to approval by a vote of the Company's stockholders to the extent required by applicable law or regulation.

     Adoption of this proposal requires an affirmative vote of a majority of the shares of Common Stock entitled to vote at the Meeting and present in person or by proxy.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE INFORMATION RESOURCES, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Company's financial statements for the year ended December 31, 1999 have been audited by Ernst & Young L.L.P, independent auditors. Ernst & Young has been selected as the Company's independent auditors for the calendar year 2000. It is expected that a representative of Ernst & Young LLP will attend the Meeting and will be available to make a statement, if they desire to do so, or respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     In order for a proposal by a stockholder of the Company to be included in the Company's proxy statement and form of proxy for the 2001 Annual Meeting of stockholders, the proposal must be received by the Company at its executive offices located at 150 North Clinton, Chicago, Illinois 60661-1416 no later than December 20, 2000. If the Company is not notified of a stockholder proposal by March 5, 2001, then the proxies held by management of the Company may provide the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

                                 OTHER MATTERS

     The Company knows of no matters, other than those referred to herein, which will be presented at the Meeting. If, however, any other appropriate business should properly be presented at the Meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more employees of the Company, without additional compensation. The Company has engaged Georgeson & Co., Inc. to assist in the distribution of proxy materials to shareholders of the Company. Georgeson will receive a fee for such services of approximately $3,000, plus reimbursement of its reasonable out-of-pocket expenses. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons.

                             ADDITIONAL INFORMATION

     A copy of the Company's Annual Report on Form 10K, filed with the Securities and Exchange Commission, is available without charge upon written request addressed to the Corporate Secretary of the Company, 150 North Clinton, Chicago, Illinois 60661-1416.

                                          By order of the Board of Directors,
                                          INFORMATION RESOURCES, INC.
                                          Monica M. Weed
                                          Secretary

Chicago, Illinois
April 19, 2000

                           INFORMATION RESOURCES INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                          (EFFECTIVE AS OF ____, 2000)


         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

         2. Definitions.

         (a) "Accumulation Account" shall mean a bookkeeping account established and maintained by the Company in the name of each Participant to which shall be credited amounts received from the Participant pursuant to Section 6 of the Plan for the purchase of shares of Common Stock.

         (b) "Accumulation Period" shall mean a period of six (6) months commencing on January 1 and July 1 of each year, other than the first Accumulation Period as set forth in Section 4 of the Plan.

         (c) "Board" shall mean the Board of Directors of the Company.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) "Common Stock" shall mean the Common Stock of the Company.

         (f) "Company" shall mean Information Resources, Inc., a Delaware corporation.

         (g) "Compensation" shall mean the total of the Participant's base salary paid during a calendar year, and considered "wages" for Medicare and federal income tax withholding. For purposes of the Plan, Compensation shall not include the following: severance or other payments made in connection with a Participant's termination of employment for any reason, payments made to a Participant under the Company's short-term disability program and payments made to a Participant under the Company's long-term disability program.

         (h) "Designated Subsidiary" shall mean any Subsidiary of the Company which has been designated by the Board from time to time in its sole discretion to participate and grant options under this Plan; provided, however, that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary's Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

         (i) "Disability" shall mean "Disability" as it is defined in the Information Resources, Inc. Long Term Disability Insurance Program.

         (j) "Employee" shall mean any individual, including an Officer, whose customary employment is for more than five months per calendar year and for more than 20 hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing and shall not be considered interrupted in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety first (91st) day of such leave.

         (k) "Enrollment Date" shall mean the first day of each Accumulation Period.

         (1) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (m) "Exercise Date" shall mean the last day of each Accumulation Period of the Plan.

         (n) "Officer" shall mean an individual who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (o) "Participant" shall refer to any Employee who meets the eligibility requirements of Section 3 of the Plan and who has filed a Subscription Agreement with the Company, in accordance with Section 5 of the Plan.

         (p) "Plan" shall mean this Employee Stock Purchase Plan.

         (q) "Purchase Price" shall mean with respect to an Accumulation Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that in the event (i) of any stockholder-approved increase in the number of shares available for issuance under the Plan, and (ii) all or a portion of such additional shares are to be issued with respect to the Accumulation Period that is underway at the time of such increase ("Additional Shares"), and (iii) the Fair Market Value of a share of Common Stock on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Enrollment Date for any such Accumulation Period, then in such instance the Purchase Price with respect to additional shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a share of Common Stock on the Exercise Date, whichever is lower. The Purchase Price may also be adjusted by the Board pursuant to Section 20.

         (r) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

         (s) "Stock Brokerage Account" shall mean a brokerage account established for each Participant into which shares of Common Stock received at the end of the Accumulation Period are deposited. Such shares of Common Stock will be held in the Stock Brokerage Account in accordance with Section 13 of the Plan.

         (t) "Subscription Agreement" shall mean the agreement (in the form of Exhibit A) by which an Employee becomes a Participant pursuant to Section 5 of the Plan and by which the Participant authorizes payroll deductions to be made pursuant to Section 6 of the Plan.

         (u) "Subsidiary" shall mean a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, whether now or hereafter existing.

         (v) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

         3. Eligibility.

         (a) Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

         (b) Any provisions of the Plan to the contrary notwithstanding, an Employee shall not be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that the Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Accumulation Periods. The Plan shall be implemented by a series of Accumulation Periods of six (6) months' duration, with new Accumulation Periods commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day coincident with or immediately preceding June 30, and commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day coincident with or immediately preceding December 31 (or at such other time or times as may be determined by the Board of Directors). The first Accumulation Period under the Plan shall commence on the first Trading Day on or after August 1, 2000, and terminate on the last Trading Day coincident with or immediately preceding December 31, 2000. The Plan shall continue until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration and/or the frequency of Accumulation Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Accumulation Period to be affected.

         5. Participation.

         (a) An eligible Employee may become a Participant in the Plan by completing a Subscription Agreement (in the form of Exhibit A) provided by the Company and submitting it to the Company or to the stock brokerage or other financial services firm designated by the Company ("Designated Broker") prior to the applicable Enrollment Date, unless a later time for submission of the Subscription Agreement is set by the Board for all eligible Employees with respect to a given Accumulation Period. The Subscription Agreement and its submission may be electronic, as directed by the Company. The Subscription Agreement shall set forth the amount of Compensation (subject to Section 6(a) below) that is to be credited to the Participant's account pursuant to the Plan. The Subscription Agreement must be filed no later than thirty (30) days before an Accumulation Period to be effective for that Accumulation Period.

         (b) Payroll deductions for a Participant shall commence on the first full payroll following the Enrollment Date and shall end on the last payroll paid on or prior to the Exercise Date of the Accumulation Period to which the Subscription Agreement is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

         6. Payroll Deductions.

         (a) All payroll deductions, authorized by the timely filing of a Subscription Agreement with the Company, and made for a Participant shall be credited to the Participant's accumulation Account under the Plan. A Participant may not make any payments into the Participant's Accumulation Account, except through payroll deductions authorized under the Participant's Subscription Agreement. In accordance with a Subscription Agreement, the Participant shall elect any dollar amount, in five dollar ($5.00) increments, of the Participant's Compensation to be deducted from the Participant's Compensation each pay period during the Accumulation Period.

         (b) A Participant may discontinue participation in the Plan as provided in Section 10 hereof. A Participant may not increase or decrease the rate of the Participant's payroll deductions during the Accumulation Period. A Participant may increase or decrease the rate of the Participant's payroll deductions with respect to a subsequent Accumulation Period by completing and filing with the Company a new Subscription Agreement authorizing a change in the payroll deduction rate, if such Subscription Agreement is completed and submitted to the Company at least thirty (30) days prior to the beginning of the next Accumulation Period. A Participant's Subscription Agreement shall remain in effect for successive Accumulation Periods unless terminated as provided in
Section 10 hereof, or unless as otherwise modified as provided herein.

         (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be decreased to zero dollars at any time during an

Accumulation Period. Payroll deductions shall recommence at the rate provided in such Participant's Subscription Agreement at the beginning of the first Accumulation Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

         (d) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

         7. Grant of Option.

         (a) On the Enrollment Date of each Accumulation Period, each eligible Employee participating in such Accumulation Period shall be granted an option to purchase on each Exercise Date (at the applicable Purchase Price) a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Accumulation Account as of the Exercise Date by the applicable Purchase Price; provided however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to
Section 10 hereof. The option shall expire on the last day of the Accumulation Period. A Participant shall have no interest or voting right in shares of Common Stock covered by his option until such option has been exercised in accordance with the terms of this Plan.

         (b) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") shall be determined by the Board in its discretion based on the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding Trading Day), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding Trading Day), as reported in the Wall Street Journal.

         8. Exercise of Option. Unless a Participant withdraws from the Employee Stock Purchase Plan as provided in Section 10 hereof, the Participant's option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date of an Accumulation Period, and the maximum number of shares of Common Stock subject to the option will be purchased for such Participant at the applicable Purchase Price with the Participant's accumulated payroll deductions that have been credited to the Participant's Accumulation Account. No fractional Shares of Common Stock shall be purchased. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Exercise Date. Any of the Participant's payroll deductions credited to the Participant's accumulation account which are not sufficient to purchase a full share of Common Stock shall be retained in the Participant's Accumulation Account for the subsequent Accumulation Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. During a Participant's lifetime, a Participant's option to purchase shares of Common Stock hereunder is exercisable only by the Participant. Notwithstanding the foregoing, no Participant shall purchase more than two thousand five hundred (2,500) shares of Common Stock with respect to any Accumulation Period nor more than the amounts of Common Stock set forth in Sections 3(b) and 13.

         9. Delivery of Shares of Common Stock.

         (a) Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and the Participant's spouse. Shares acquired pursuant to an exercise of an option shall be delivered to the exercising Participant's Stock Brokerage Account as soon as practicable after each Exercise Date.

         (b) Notwithstanding any provision to the contrary, shares of Common Stock delivered under paragraph (a) above shall be subject to trading restrictions set forth in this paragraph (b). During a "Restriction Period," as defined below, a Participant may not sell, convey, dispose, encumber or otherwise transfer such shares of Common Stock, except as provided in paragraph
(c) below. The Restriction Period refers to the period beginning on the Exercise Date on which shares of Common Stock were acquired and ending on the earlier of
(i) the date occurring six months after the Exercise Date or (ii) the date of the Participant's Disability, death or retirement. The Restriction Period shall apply regardless of whether the Participant is an Employee.

         10. Voluntary Withdrawal.

         (a) A Participant may withdraw all, but not less than all, the Participant's payroll deductions credited to the Participant's Accumulation Account and not yet used to exercise options under the Plan at any time by giving written notice to the Company (in the form of Exhibit B) or by electronically completing the required documentation provided by the Company through the stock brokerage, as directed by the Company; provided that, such notice is made no later than the first business day that occurs at least thirty days prior to an Exercise Date. All of the Participant's payroll deductions credited to the Participant's Accumulation Account shall be paid to such Participant as soon as administratively practicable after receipt of the Participant's notice, and such Participant's option for the current Accumulation Period shall be automatically terminated, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Accumulation Period. If a Participant withdraws during an Accumulation Period, payroll deductions shall not resume at the beginning of the succeeding Accumulation Period unless the Participant delivers to the Company a new Subscription Agreement.

         (b) In the event an Employee fails to remain in continuous employment as an Employee of the Company for at least twenty (20) hours per week during the Accumulation Period in which the Employee is a Participant, such Employee will be deemed to have elected to withdraw from the Plan and any payroll deductions credited to the Participant's account will be returned to such Participant, and the Participant's option will be terminated.

         (c) A Participant's withdrawal from an Accumulation Period will not have any effect upon the Participant's eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Accumulation Periods which commence after the termination of the Accumulation Period from which the Participant withdraws.

         11. Termination of Employment, Retirement, Disability, or Death. Upon a Participant's termination of employment for any reason (including on account of death, retirement, Disability, voluntary termination or involuntary termination), the Participant shall be deemed to have withdrawn from the Plan on the date of such termination of employment and the payroll deductions credited to such Participant's Accumulation Account during the Accumulation Period but not yet used to exercise an option will be returned to such Participant or, in the case of the Participant's death, to the person or persons entitled thereto under Section 15 of the Plan as soon as administratively practicable, and such Participant's option will be automatically terminated.

         12. Earnings and Investments of Accumulation Accounts. Amounts credited to a Participant's Accumulation Account shall not be invested but shall be held in a non-interest bearing account until such time such amounts are used to exercise an option under the Plan. No interest or investment earnings shall accrue with respect to amounts credited to a Participant's Accumulation Account.

         13. Stock. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be one million (1,000,000) shares of Common Stock, subject to adjustment pursuant to Section 19. If the Board determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available for sale under the Plan on the Enrollment Date or the Exercise Date, the Board may in its sole discretion provide that the Company shall make a pro rate allocation of the shares of Common Stock remaining available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and the Board shall thereafter determine to either continue the Plan as then in effect or terminate the Plan pursuant to Section 20 below. The Company may make a pro rate allocation of the shares of Common Stock available on the Exercise Date of any applicable Accumulation Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Exercise Date.

         14. Administration. The Plan shall be administered by the Board, or by a committee of members of the Board appointed and designated by the Board. The Board or its designated committee shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, and full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Every finding, decision and determination made by the Board or its designated committee shall, to the full extent permitted by law, be final and binding upon all parties.

         15. Designation of Beneficiary.

         (a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares of Common Stock and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 15(a) shall be made as directed by the Company, which may require electronic submission of the required documentation with the Stock brokerage.

         (b) Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by the submission of the required written notice, which required notice may be electronic. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Accumulation Period in accordance with
Section 10 hereof.

         17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         18. Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees by the Company or the Designated Broker at least annually, which statements shall set forth the amounts of payroll deductions, the per share Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

         19. Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

         (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares covered by each option under the Plan that has not yet been exercised, the number of shares of Common Stock that have been authorized for issuance under the Plan but have not yet been placed under option, the maximum number of shares of Common Stock each Participant may purchase per Accumulation Period (pursuant to Section 7), the number of shares of Common Stock set forth in Section 13 above, and the price per Share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, any Accumulation Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.

         (c) Merger or Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the outstanding options, the Accumulation Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), as of which date any Accumulated Period then in progress will terminate. The New Exercise Date shall be on or before the date of consummation of the transaction involving the Company's proposed sale or merger. The Board shall notify each Participant in writing, at least ten
(10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Accumulation Period as provided in Section 10 hereof. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon the sale or merger, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of shares covered by the option as provided for in this Section 19); provided, however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the transaction.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

         20. Amendment or Termination.

         (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that the Plan or an Accumulation Period may be terminated by the Board on any Exercise Date or by the Board's setting a new Exercise Date with respect to an accumulation period then in progress if the Board determines that the termination of the Plan and/or the Accumulation Period is in the best interests of the Company and its stockholders, or if continuation of the Plan and/or the Accumulation Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 19 and in this Section 20, no amendment to the plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

         (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Accumulation Periods, limit the frequency and/or number of changes in the amount withheld during an Accumulation Period, establish the currency exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, supplement the Plan to include one or more foreign Subsidiaries as Designated Subsidiaries, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

         (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

         (i) altering the Purchase Price for any Accumulation Period including an Accumulation Period underway at the time of the change in Purchase Price; and

         (ii) shortening any Accumulation Period so that Accumulation Period ends on a new Exercise Date, including an Accumulation Period underway at the time of the Board action.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

         21. Participation by Employees in Foreign Countries. Employees of a Subsidiary domiciled or operating in a country other than the United States may participate in the Plan if the Committee has designated the relevant foreign Subsidiary as a Designated Subsidiary. To the extent that participation in the Plan by Employees of foreign Subsidiaries is facilitated by a supplement to the Plan which relates to a specific foreign country, the Plan may be supplemented by amendment in accordance with Section 20 for the purpose of facilitating participation in the Plan by Employees residing or working in a particular foreign country. The provisions of such a supplement shall apply only to the specific employees and foreign country identified in that supplement.

         22. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         23. Conditions Upon Issuance of Shares of Common Stock. Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, as amended, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         24. Term of Plan; Effective Date. The Plan shall become effective upon its approval by the stockholders of the Company. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

         25. No Enlargement of Employee Rights. PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING CONTAINED IN THIS PLAN SHALL BE DEEMED TO GIVE THE PARTICIPANT THE RIGHT TO BE RETAINED IN THE EMPLOY OF THE COMPANY OR DESIGNATED SUBSIDIARY OR TO INTERFERE WITH THE RIGHT OF THE COMPANY OR DESIGNATED SUBSIDIARY TO TERMINATE SUCH PARTICIPANT'S EMPLOYMENT WITH THE COMPANY OR DESIGNATED SUBSIDIARY AT ANY TIME, WITH OR WITHOUT CAUSE.

         26. Governing Law. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Illinois and the laws of the United States.

         27. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         28. Execution. To record the adoption of the Plan by the Board on ____, 2000, the Company has caused its authorized officer to execute the same.

                                         INFORMATION RESOURCES, INC.


                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------

                                    EXHIBIT A

                           INFORMATION RESOURCES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT


______ Original Application Enrollment Date: ______

______ Change in Payroll Deduction Rate

______ Change of Beneficiary(ies)

         1. I, __________________________, hereby elect to participate in the Information Resources, Inc. 2000 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") for the Accumulation Period to _, and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

         2. I hereby authorize payroll deductions from each paycheck in the amount of dollars of my Compensation on each payday during the Accumulation Period in accordance with the Employee Stock Purchase Plan. (Please note that amounts must be in five dollar ($5.00) increments.) I understand that all payroll deductions made by me shall be credited to my account under the Employee Stock Purchase Plan and that I may not make any additional payments into such account.

         3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Accumulation Period, or unless my employment is terminated prior to the Exercise Date, any accumulated payroll deductions will be used to automatically exercise my option.

         4. I understand that I may discontinue my participation in the Employee stock Purchase Plan as provided in Section 10 of the Plan. I also understand that I can change the rate of deductions for future Accumulation Periods by filing a new Subscription Agreement in accordance with the timing set forth in
Section 6 of the Employee Stock Purchase Plan, and any such change will be effective as of the beginning of the next Accumulation Period. In addition, I acknowledge that, unless I discontinue my participation in the Employee Stock Purchase Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Accumulation Period.

         5. I have received a copy of the Company's most recent description of the Employee Stock Purchase Plan and a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan. I understand that the shares of Common Stock received pursuant to an exercise of an option under this Subscription Agreement and the Employee Stock Purchase Plan are subject to a six month trading Restriction Period, as defined in Section 9 of the Employee Stock Purchase Plan. I understand that during the restriction Period I may require Information Resources, Inc. to purchase shares of Common stock subject to the Restriction Period for the same amount that I paid for such shares of Common Stock.

         6. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):
____________________.

         7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares of Common Stock due me under the Employee Stock Purchase Plan:

NAME: (Please print)                     ---------------------------------------
                                         (First)         (Middle)         (Last)


---------------------------------        ---------------------------------------
(Relationship)                           (Address)

                                         ---------------------------------------


         8. I understand that if I dispose of any shares of Common Stock received by me pursuant to the Employee Stock Purchase Plan within two (2) years after the Enrollment Date (the first day of the Accumulation Period during which I purchased such shares), or within one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares of Common Stock at the time such shares were purchased by me over the price which I paid for the shares of Common Stock, regardless of whether I disposed of the shares at a price less than their fair market value at the Exercise Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

         I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of shares of Common Stock made within the foregoing two year period, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation, including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me.

         9. If I dispose of such shares at any time after expiration of the two-year and one-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price that I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the

Enrollment Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

         I understand that this tax summary is only a summary and is subject to change. I further understand that I shall consult a tax advisor concerning the tax implications of the purchase and sale of Common Stock under the Employee Stock Purchase Plan.

         10. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan, which are incorporated in this Agreement. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan. Unless otherwise specifically stated herein, such terms and provisions of the Employee Stock Purchase Plan shall control in the event of any inconsistency between the Plan and this Agreement.

Dated:
      ----------------------------     -----------------------------------------
                                       Signature of Employee

                                       -----------------------------------------
                                       Social Security Number


                                       -----------------------------------------
                                       Spouse's Signature
                                       (Necessary if beneficiary is not spouse)

                                       -----------------------------------------
                                       (Print Name)

                                    EXHIBIT B

                           INFORMATION RESOURCES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL

         I, ________________________, hereby elect to withdraw my participation in the Information Resources, Inc. 2000 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") for the Accumulation Period that began on _____. This withdrawal covers all amounts credited to my Accumulation Account and is effective on the date designated below.

         I understand that the Company will pay such amounts to me as soon as administratively practicable and that my option for the current Accumulation Period will be automatically terminated, and that no further payroll deductions will be made for the purchase of shares of Common Stock in the current Accumulation Period.

         I understand and agree that I shall be eligible to participate in succeeding Accumulation Periods only by delivering to the Company a new Subscription Agreement. The undersigned understands that this Notice of Withdrawal must be received by the Company no later than thirty (30) calendar days prior to the end of the current Accumulation Period.

Dated:
      ----------------------------                ------------------------------
                                                  Signature of Employee



                                                  ------------------------------
                                                  Social Security Number

PROXY                                                INFORMATION RESOURCES, INC.                                               PROXY
                                                      150 NORTH CLINTON STREET
                                                    CHICAGO, ILLINOIS 60661-1416

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 19, 2000

         The undersigned hereby appoints Joseph P. Durrett and Thomas W. Wilson, Jr. as Proxies, each with power to appoint his substitute, and hereby authorizes them, together or separately, to represent and to vote, as designated below, all shares of Common
Stock of Information Resources, Inc. (the "Company") held of record by the undersigned on April 7, 2000, at the Annual Meeting of
Stockholders to be held on May 19, 2000, or any adjournment thereof.

                                          PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE,
                                                AND RETURN IN THE ENCLOSED ENVELOPE.


                                           (Continued and to be signed on reverse side.)

------------------------------------------------------------------------------------------------------------------------------------

                                                    INFORMATION RESOURCES, INC.


                          PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

[                                                                                                                                  ]

1.   ELECTION OF DIRECTORS -                     For       Withhold       For All     3.   In their discretion, the Proxies are
     Nominees: 01-Joseph P. Durrett,             All         All          Except           authorized to vote upon such other
               02-Bruce A. Gescheider, and       [ ]         [ ]           [ ]             business as may properly come before the
               03-John D. C. Little, Ph.D.                                                 meeting.

     --------------------------------------
     (Except Nominee(s) written above)

2.   To approve the Information Resources, Inc.  For       Against        Abstain     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE
     Employee Stock Purchase Plan.               [ ]         [ ]            [ ]       VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                                      UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION
                                                                                      IS MADE, THE PROXY WILL BE VOTED FOR
                                                                                      PROPOSALS 1 AND 2.


                                                                                                   Dated: ____________________, 2000

                                                                                          Signature(s) _____________________________

                                                                                          __________________________________________
                                                                                          Please sign exactly as your name appears
                                                                                          herein. When shares are held by joint
                                                                                          tenants, both should sign. when signing as
                                                                                          attorney, executor, administrator,
                                                                                          trustee, or guardian, please give full
                                                                                          title as such. If a corporation, please
                                                                                          sign in full corporate name by president
                                                                                          or other authorized officer. If a
                                                                                          partnership, please sign in partnership
                                                                                          name by authorized person.

------------------------------------------------------------------------------------------------------------------------------------
                                                      - FOLD AND DETACH HERE -

                                                       YOUR VOTE IS IMPORTANT!


                                               PLEASE MARK, SIGN AND DATE, AND RETURN
                                                     IN THE ENCLOSED ENVELOPE.